UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2021

WESTWATER RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33404	75-2212772
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6950 S. Potomac Street, Suite 300 Centennial, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 531-0516

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	WWR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 10, 2021, Westwater Resources, Inc. (the “Company”) appointed Steven M. Cates as the Company’s Chief Accounting Officer and Controller.

Mr. Cates, 42, joins the Company from Apartment Income REIT Corp. (NYSE: AIRC), a real estate investment trust focused on apartment communities, where he served as controller from May 2019 to April 2021. Prior to his time at Apartment Income REIT Corp., Mr. Cates served as corporate controller for Caliber Midstream Partners, LP, an energy and oil infrastructure company, from September 2016 to May 2019, and previously, Mr. Cates held various accounting and financial reporting roles at American Midstream Partners, LP (2013-2016), Newmont Mining Corporation (NYSE: NEM) (2012-2013), and Thompson Creek Metals Company Inc. (2009-2012). Mr. Cates began his career at KPMG in 2002, where he most recently served as senior manager for audit and advisory services through 2009. Mr. Cates earned a B.S. in accounting from University of Redlands and is a certified public accountant in the state of Colorado.

There are no family relationships between Mr. Cates and any of the Company’s directors or executive officers. There have been no related party transactions involving Mr. Cates (or any of his immediate family members) required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Upon the commencement of his role as Chief Accounting Officer and Controller, Mr. Cates will be entitled to an annual base salary of $205,000. Mr. Cates will also be eligible to participate in the Company’s short-term incentive plan and long-term incentive plan for cash and equity bonuses, respectively, each equal to 30% of his annual base salary, subject to the achievement of certain performance goals.

Mr. Cates was awarded (i) restricted stock units with a grant date fair value of $41,000 which vest one-third based on continued service with the Company and two-thirds based on achievement of performance measures, and (ii) stock options to purchase shares of the Company’s common stock with a grant date fair value of $30,000, which options vest on the first anniversary of Mr. Cates’ start date, have a ten year term, and have an exercise price equal to the closing price of the Company’s common stock as reported by the NYSE American on Mr. Cates’ start date.

As the Company’s Chief Accounting Officer and Controller, Mr. Cates will serve as the principal accounting officer of the Company. Jeffrey Vigil, the Company’s Vice President – Finance and Chief Financial Officer and former principal accounting officer, will continue to serve as the Company’s principal financial officer.

Item 7.01Regulation FD Disclosure.

On May 12, 2021, the Company issued a press release announcing the appointment of Mr. Cates as the Company’s Chief Accounting Officer and Controller. A copy of the press release is furnished with this Form 8-K as Exhibit 99.1.

The information in this Item 7.01, including the press release, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by reference to such filing.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
99.1	Press release, dated May 12, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 12, 2021

WESTWATER RESOURCES, INC.

By:     /s/ Jeffrey L. Vigil

Name:Jeffrey L. Vigil

Title:Vice President–Finance and Chief Financial Officer